                                                                        EXHIBIT 10.01

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of July 14, 2006, is effective as set forth below, and is by and between STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the “Borrower”); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association and successor to SouthTrust Bank, an Alabama banking corporation (the “Lender”).

RECITALS

The Lender has made a certain credit facility (the “Loan”) available to the Borrower pursuant to the terms and conditions contained in that certain Credit Agreement dated as of August 29, 2003 between the Borrower and the Lender (as amended by that certain First Amendment to Credit Agreement dated as of April 23, 2004, and that certain Second Amendment to Credit Agreement effective as of August 29, 2005, the “Credit Agreement”).

In accordance with Section 2.12 of the Credit Agreement, the Borrower has submitted to the Bank, and the Bank has received, a timely request that the Lender extend the Date of Maturity (as defined in the Credit Agreement) to August 29, 2008.

The Lender has agreed to extend the Date of Maturity in accordance with said request and the terms of this Amendment.

The Borrower has also requested that the Lender amend certain provisions of the Credit Agreement and, subject to the terms and conditions set forth in this Amendment, the Lender has agreed to do so.

NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

1.  Pursuant to the terms of Section 2.12 of the Credit Agreement, the Lender has agreed to extend the Date of Maturity of the Loan by 12 months, effective August 28, 2006. Effective August 28, 2006, the maturity date of the Loan and the definition of “Date of Maturity” in the Credit Agreement are hereby changed to August 29, 2008.

2. Effective on the date hereof, the covenant set forth in Section 5.6 of the Credit Agreement is hereby deleted in its entirety. The text of Section 5.6 is hereby replaced with “[Intentionally Deleted]”.

3. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Virginia.

4. The Borrower hereby acknowledges and agrees that, as of the date hereof, the unpaid principal balance of the Loan is $ -0- and that there are no set-offs or defenses against the Credit Agreement or the Note (as defined in the Credit Agreement). The parties to this Amendment do not intend that this Amendment be construed as a novation of the Note or the Credit Agreement. Except as hereby expressly extended and modified, the Note and Credit Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.

STANLEY FURNITURE COMPANY, INC.  [SEAL]

By:	/s/ Douglas I. Payne
Name:	Douglas I. Payne
Title:	Executive Vice President - Finance & Administration

WACHOVIA BANK , NATIONAL ASSOCIATION [SEAL]

By:	/s/ Jonathan R. Richardson
Name:	Jonathan R. Richardson
Title:	Vice President